EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-262353 and 333-281721), Form S-3 (File No. 333-278585) and Form S-1 (File No. 333-259457) of our report dated April 10, 2026 with respect to the consolidated financial statements of FGI Industries Ltd. included in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ CBIZ CPAs P.C.

CBIZ CPAs P.C.
New York, NY
April 10, 2026